Exhibit 99.1

Contact Information:

Investors:

Weight Watchers International, Inc. Sarika Sahni Investor Relations (212) 589-2751	Brainerd Communicators, Inc. Corey Kinger (212) 986-6667

FOR IMMEDIATE RELEASE

WEIGHT WATCHERS ANNOUNCES FIRST QUARTER 2012 RESULTS AND

REVISES ITS FISCAL 2012 EARNINGS GUIDANCE

NEW YORK, N.Y., May 2, 2012 – Weight Watchers International, Inc. (NYSE: WTW) today announced its results for the first quarter of fiscal 2012 and revised its fiscal 2012 earnings guidance.

First quarter 2012 highlights include:

•	Revenues of $503.5 million, essentially flat versus the prior year period, with total paid weeks up 12.2% versus the prior year period

•

Marketing spend up 36.2% versus the prior year period, driven principally by investment behind Weight Watchers Online for men in the United States and awareness building for Weight Watchers Online in Continental Europe

•	Internet revenues of $126.9 million, up 38.0% versus the prior year period, with Online paid weeks up 35.4% and end of period active Online subscribers up 32.3% versus the prior year period

•

Successful refinancing of debt and completion of a “modified Dutch auction” tender offer which resulted in the repurchase of 8,780,485 shares of common stock for approximately $720.0 million; following the quarter-end, repurchase by the Company of an additional 9,498,804 shares of common stock from the Company’s majority shareholder for approximately $778.9 million

“Engagement with our brand reached a new height in the first quarter of this year with 12.2% growth in total paid weeks versus the first quarter of 2011, driven by robust growth in the WeightWatchers.com business,” commented David Kirchhoff, President and Chief Executive Officer of the Company.

“While we expected to face difficult comparisons versus a record first quarter in 2011, results in the meetings business were still somewhat softer than our expectations. Most of our challenges in the meetings business were attributable to execution issues, which are now in the process of being addressed.”

Kirchhoff added, “We are revising our fiscal 2012 earnings guidance to incorporate the effect of the tender offer transaction and related share repurchase as well as the impact of trends to date. Our full year earnings guidance range is now between $4.60 and $4.80 per fully diluted share.”

Q1 2012 Consolidated Summary

	Net Income (in millions)			Fully Diluted EPS
	Three Months Ended			Three Months Ended
	March 31, 2012	April 2, 2011	% Change	March 31, 2012	April 2, 2011	% Change
Net Income / EPS	$54.6	$73.6	(25.8%)	$0.74	$1.00	(26.3%)

First quarter 2012 net income was $54.6 million versus $73.6 million in the prior year period. Earnings per fully diluted share (EPS) for Q1 2012 were $0.74 versus $1.00 in the prior year period. The decline was driven by higher marketing spend in support of growth initiatives.

Q1 2012 Global Results

(in millions except percentages)	Three Months Ended		% Change	% Change Adjusted for Constant Currency
	March 31, 2012	April 2, 2011
Revenues	$503.5	$503.4	0.0%	0.5%

Operating Income	$102.8	$135.7	(24.3%)	(24.3%)

Total Paid Weeks	54.5	48.5	12.2%	N/A
Meeting Paid Weeks	26.5	27.8	(5.0%)	N/A
Online Paid Weeks	28.0	20.7	35.4%	N/A
Attendance	15.8	17.6	(10.7%)	N/A

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

First quarter 2012 revenues increased 0.5% on a constant currency basis versus the prior year period, as the Company continues to benefit from strong growth in the WeightWatchers.com business globally. This growth was almost completely offset by lower sales in its meetings business as the Company experienced weaker volume in North America and the UK and a decline in product sales across most markets.

Q1 2012 total paid weeks were up 12.2% as compared to the prior year period, on top of the 39.7% period-over-period growth reported in Q1 2011 versus Q1 2010. Online paid weeks increased 35.4% versus the prior year period, on top of the 72.3% period-over-period growth reported in Q1 2011 versus Q1 2010. Meeting paid weeks declined 5.0% versus the prior year period, as compared to the 22.5% period-over-period growth reported in Q1 2011 versus Q1 2010.

Q1 2012 operating income decreased 24.3% on a constant currency basis versus the prior year period. The decline in operating income was driven primarily by higher marketing expense as the Company invested in strategic growth areas; namely marketing Weight Watchers to men in the United States and first-time Online TV campaigns in several countries.

Q1 2012 NACO Performance

(in millions except percentages)	Three Months Ended		% Change	% Change Adjusted for Constant Currency
	March 31, 2012	April 2, 2011
Meeting Revenues	$225.4	$246.7	(8.6%)	(8.5%)
Meeting Paid Weeks	17.3	18.4	(6.0%)	N/A
Attendance	9.8	11.1	(11.9%)	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

First quarter 2012 meeting revenues for the North American meetings business (NACO) were down 8.5% on a constant currency basis versus the prior year period, as a result of lower enrollment volumes cycling against the launch of PointsPlus® as well as execution issues in the small-account corporate business. As a result, Q1 2012 meeting paid weeks and attendance decreased 6.0% and 11.9%, respectively, versus the prior year period.

Q1 2012 International Performance

(in millions except percentages)	Three Months Ended		% Change	% Change Adjusted for Constant Currency
	March 31, 2012	April 2, 2011
International Meeting Revenues	$114.2	$123.2	(7.3%)	(6.0%)
UK Meeting Revenues	$44.3	$49.8	(11.0%)	(9.3%)
CE Meeting Revenues	$54.0	$54.9	(1.6%)	1.0%

International Meeting Paid Weeks	9.1	9.4	(3.1%)	N/A
UK Meeting Paid Weeks	4.7	5.1	(6.4%)	N/A
CE Meeting Paid Weeks	3.6	3.4	5.4%	N/A

International Attendance	5.9	6.5	(8.5%)	N/A
UK Attendance	3.1	3.6	(14.0%)	N/A
CE Attendance	2.3	2.2	4.3%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

First quarter 2012 International meeting revenues were down 6.0% on a constant currency basis versus the prior year period, with growth in Continental Europe (CE) more than offset by lower sales in the UK.

•	UK: First quarter 2012 UK meeting revenues decreased 9.3% on a constant currency basis versus the prior year period, due to difficult comparisons coupled with a less effective marketing campaign.

•

CE: First quarter 2012 CE meeting revenues were up 1.0% on a constant currency basis versus the prior year period, while paid weeks were up 5.4% versus the prior year period. Improvements in volume trends in CE were driven by the successful implementation of new marketing strategies.

Q1 2012 WeightWatchers.com Performance

(in millions except percentages and as noted)	Three Months Ended		% Change	% Change Adjusted for Constant Currency
	March 31, 2012	April 2, 2011
Internet Revenues	$126.9	$92.0	38.0%	38.7%
Online Paid Weeks	28.0	20.7	35.4%	N/A
End of Period Active Online Subscribers (in thousands)	2,398.1	1,813.2	32.3%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

The WeightWatchers.com business continued to deliver strong growth in the first quarter of fiscal 2012, with Internet revenues up 38.7% on a constant currency basis versus the prior year period. Online paid weeks were up 35.4%, and end of period active Online subscribers were up 32.3%, versus Q1 2011. Sign-up performance was strong across the North American and Continental European markets and revenue was up in all markets.

Our Q4 2011 earnings release stated that Q4 2011 Online paid weeks were 22.6 million. The correct Q4 2011 Online paid weeks were 21.5 million. As a result, Q4 2011 Online paid weeks growth versus the prior year period was 58.8% rather than 67.0% as reported, and Q4 2011 total paid weeks growth versus the prior year period was 30.7% rather than 33.9% as reported. For the full year 2011, Online paid weeks growth versus the prior year was 67.6% rather than 69.7% as reported, and total paid weeks growth versus the prior year was 37.3% rather than 38.1% as reported.

Full Year Fiscal 2012 Earnings Guidance

The Company has revised its full year 2012 earnings guidance to a range of between $4.60 and $4.80 per fully diluted share, which includes the impact of the tender offer transaction and related share repurchase from the Company’s majority shareholder. This compares with its previously provided earnings guidance range of between $4.20 and $4.60 per fully diluted share, which excluded the impact of these transactions. The 2012 impact of the tender offer transaction and related share repurchase is estimated to be between $0.50 and $0.55 per fully diluted share, which compares to the previously stated expectation of between $0.45 to $0.60 per fully diluted share.

First Quarter 2012 Conference Call

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, David Kirchhoff, President and Chief Executive Officer of the Company, will discuss first quarter 2012 results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast over the Internet on the Company’s corporate website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company has presented certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. In this release and any attachments, the Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes this non-GAAP financial measure provides useful supplemental information for its and investors’ evaluation of the Company’s business performance and is useful for period-over-period comparisons of the performance of the Company’s business. While management believes that this financial measure is useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds over 45,000 meetings each week where members receive group support and learn about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based weight management provider in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s ability to continue to develop innovative new services and products and enhance its existing services and products, or the failure of its services and products to continue to appeal to the market; the effectiveness of the Company’s marketing and advertising programs; the impact on the Weight Watchers brand of actions taken by the Company’s franchisees, licensees and suppliers; risks and uncertainties associated with the Company’s international operations, including economic, political and social risks and foreign currency risks; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; uncertainties related to a downturn in general economic conditions or consumer confidence; the seasonal nature of the Company’s business; the impact of events that discourage people from gathering with others; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; uncertainties regarding the satisfactory operation of the Company’s information technology or systems; the impact of security breaches or privacy concerns; the impact of disputes with the Company’s franchise operators; the impact of existing and future laws and regulations; the impact of the Company’s debt service obligations and restrictive debt covenants; the possibility that the interests of the Company’s majority owner will conflict with the other holders of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

# # #

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	March 31, 2012	December 31, 2011
ASSETS
Current assets	$231.3	$214.5
Property and equipment, net	52.1	41.1
Goodwill, franchise rights and other intangible assets, net	855.5	851.5
Deferred financing costs, other	37.2	14.5

TOTAL ASSETS	$1,176.1	$1,121.6

LIABILITIES AND TOTAL DEFICIT
Current liabilities	$1,289.2	$494.2
Long-term debt	1,622.8	926.9
Deferred income taxes	110.5	100.7
Other	10.4	9.6

TOTAL LIABILITIES	3,032.9	1,531.4

Shareholders’ deficit	(1,856.8)	(409.8)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,176.1	$1,121.6

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	March 31, 2012	April 2, 2011
Revenues, net	$503.5	$503.4
Cost of revenues	215.2	220.3

Gross profit	288.4	283.1
Marketing expenses	130.3	95.7
Selling, general and administrative expenses	55.3	51.7

Operating income	102.8	135.7
Interest expense	13.2	18.2
Other expense, net	(0.5)	(0.5)
Early extinguishment of debt	1.3	—

Income before income taxes	88.8	118.0
Provision for income taxes	34.2	44.9

Net income	54.6	73.2
Net income attributable to the noncontrolling interest	—	0.4

Net income attributable to WWI	$54.6	$73.6

Earnings Per Share attributable to WWI:
Basic	$0.74	$1.01

Diluted	$0.74	$1.00

Weighted average common shares outstanding:

Basic	73.3	72.9

Diluted	74.2	73.7

Note: Totals may not sum due to rounding.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Three Months Ended
	March 31, 2012	April 2, 2011
Total Revenues (in $ millions)
Meeting Fees	252.5	268.9
In-Meeting Product Sales	87.1	101.0
Internet Revenues	126.9	92.0
All Other	37.0	41.5

Total Revenues	503.5	503.4

North America (in $ millions)
Meeting Fees	175.1	188.1
In-Meeting Product Sales	50.3	58.6

Total	225.4	246.7

International (in $ millions)
Meeting Fees	77.4	80.8
In-Meeting Product Sales	36.9	42.4

Total	114.2	123.2

Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	17.3	18.4
UK Meeting Paid Weeks	4.7	5.1
CE Meeting Paid Weeks	3.6	3.4
Other Meeting Paid Weeks	0.8	1.0

Sub-total Meeting Paid Weeks	26.5	27.8
Online Paid Weeks	28.0	20.7

Total Paid Weeks	54.5	48.5

Attendance (in millions)
North America	9.8	11.1
UK	3.1	3.6
CE	2.3	2.2
Other	0.5	0.7

Total Attendance	15.8	17.6

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers	2,398.1	1,813.2

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

					Q1 2012 Variance
	Q1 2012			Q1 2011	2012	2012 Constant Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2011	2011
Selected Financial Data
Consolidated Company Revenues	$503.5	$2.6	$506.1	$503.4	0.0%	0.5%
Consolidated Meeting Fees	$252.5	$1.1	$253.7	$268.9	-6.1%	-5.7%
Consolidated In-Meeting Product Sales	$87.1	$0.7	$87.8	$101.0	-13.8%	-13.1%

NACO
Meeting Fees	$175.1	$0.2	$175.3	$188.1	-6.9%	-6.8%
In-Meeting Product Sales	$50.3	$0.1	$50.3	$58.6	-14.2%	-14.2%
Meeting Revenues	$225.4	$0.3	$225.7	$246.7	-8.6%	-8.5%
Total Revenues-Meetings Business	$238.7	$0.3	$239.0	$262.4	-9.0%	-8.9%

International
Meeting Fees	$77.4	$0.9	$78.3	$80.8	-4.2%	-3.1%
Meeting Revenues	$114.2	$1.6	$115.8	$123.2	-7.3%	-6.0%
Total Revenues-Meetings Business	$128.8	$1.6	$130.5	$137.6	-6.4%	-5.2%

UK
Meeting Fees	$28.6	$0.6	$29.2	$31.1	-8.0%	-6.2%
In-Meeting Product Sales	$15.7	$0.3	$16.0	$18.7	-16.0%	-14.3%
Meeting Revenues	$44.3	$0.9	$45.2	$49.8	-11.0%	-9.3%
Total Revenues-Meetings Business	$49.5	$1.0	$50.5	$55.5	-10.8%	-9.0%

CE
Meeting Fees	$36.7	$1.0	$37.6	$36.5	0.5%	3.2%
In-Meeting Product Sales	$17.3	$0.5	$17.8	$18.4	-5.9%	-3.2%
Meeting Revenues	$54.0	$1.5	$55.4	$54.9	-1.6%	1.0%
Total Revenues-Meetings Business	$60.9	$1.6	$62.5	$61.2	-0.5%	2.0%
Internet Revenues	$126.9	$0.7	$127.6	$92.0	38.0%	38.7%
Other Revenues	$37.0	$0.1	$37.1	$41.5	-11.0%	-10.7%
Marketing Expenses	$130.3	$1.2	$131.5	$95.7	36.2%	37.5%
Selling, General and Administrative Expenses	$55.3	$0.2	$55.4	$51.7	6.8%	7.1%
Operating Income	$102.8	$0.0	$102.8	$135.7	-24.3%	-24.3%
Operating Income Margin	20.4%		20.3%	27.0%

Net Income	$54.6	$0.0	$54.6	$73.6	-25.8%	-25.8%

Note: Totals may not sum due to rounding.